UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 17, 2009
HUDSON VALLEY HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	0-30525 (Commission File Number)	13-3148745 (I.R.S. Employer Identification Number)

21 Scarsdale Road, Yonkers, New York (Address of Principal Executive Offices)	10707 (Zip Code)
(914) 961-6100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 17, 2009, Hudson Valley Holding Corp. (the “Company”) issued a press release announcing that it has received approval to list its common stock on the NASDAQ Global Select Market in connection with its underwritten public offering of up to $90 million of its common stock. Trading on the NASDAQ Global Select Market is expected to commence on September 21, 2009, at which time all transfer restrictions on the outstanding shares of the Company’s common stock will terminate. The Company has retained American Stock Transfer & Trust Company, LLC to act as its transfer agent, and pursuant to an arrangement with the transfer agent and a resolution by its Board of Directors, the Company will no longer issue new shares of common stock in certificated form. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibit

99	Press Release dated September 17, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2009	HUDSON VALLEY HOLDING CORP.
	By:	/s/ Andrew J. Reinhart
Andrew J. Reinhart
First Senior Vice President and Controller